Exhibit 23

Consent of Independent Registered Public Accounting Firm

Community Healthcare Trust Incorporated
Franklin, Tennessee

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-234523) and Form S-8 (No. 333-262017, 333-251981, 333-235833, 333-229121, 333-222399, 333-218366, 333-214951 and 333-206286) of Community Healthcare Trust Incorporated of our reports dated February 15, 2022, relating to the consolidated financial statements and financial statement schedules, and the effectiveness of Community Healthcare Trust Incorporated's internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Nashville, Tennessee
February 15, 2022